Exhibit 99.2

News Release

ATHENE ANNOUNCES REVISED INVESTMENT MANAGEMENT ARRANGEMENTS

WITH APOLLO GLOBAL MANAGEMENT

Pembroke, Bermuda – September 20, 2018 – Athene Holding Ltd. (“Athene”) (NYSE: ATH), a leading provider of retirement savings products, today announced an agreement to amend the terms of certain investment management arrangements with Athene Asset Management LLC (“AAM”), a subsidiary of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO). The revised arrangements, whose effectiveness is conditioned upon the approval of certain amendments to Athene’s bye-laws by its shareholders in 2019, are being implemented by Athene and Apollo in support of Athene’s ongoing efforts to continue to achieve profitable growth.

“Differentiated asset management has been an integral part of our ability to profitably scale Athene to approximately $100 billion of invested assets,” said Jim Belardi, Chief Executive Officer of Athene. “We believe the revised investment management arrangements will promote continued long-term asset outperformance at Athene and appropriately incentivize long-term investments in capabilities, infrastructure, and people at our asset manager to support our continued profitable growth.”

The revised investment management arrangements contain the following key enhancements:

•	Lower Base Fee rate

Currently, Athene pays base investment management fees (the “Base Fee”) of 40 basis points on invested assets up to $66 billion, and 30 basis points on invested assets above $66 billion, subject to certain rebate agreements. Under the new arrangements, Athene would pay a Base Fee of 22.5 basis points per year on all of Athene’s invested assets up to the level as of January 1, 2019, and 15 basis points on all future invested assets above that level. This base fee covers a range of investment services that Athene receives from Apollo, including investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services such as investment compliance, tax, legal and risk management support, among others.

•	Revision of Sub-advisory Fees and elimination of “one-size-fits all” approach to create greater alignment between asset differentiation and fees

Currently, certain assets in Athene’s portfolio are subject to only the Base Fee, while other assets in the portfolio are subject to the Base Fee and an additional sub-advisory fee of 35 or 40 basis points. Under the revised investment management arrangements, subject to certain limited exceptions, all assets in Athene’s portfolio will be subject to the Base Fee and a Sub-allocation Fee.

Sub-allocation Fees will be determined by a four-tiered rate structure based on the alpha-generating ability of each invested asset. The Sub-allocation tiered rate structure will range from a low of 6.5 basis points for assets with the lowest alpha-generating abilities and a high of 70 basis points for assets with the highest alpha-generating abilities.

Mr. Belardi commented, “We believe the Sub-allocation Fees under the new tiered structure are set at a material discount to other investment managers in the marketplace for the underlying assets being sourced. If we were to replicate our existing portfolio allocations for go-forward invested assets above today’s level, under the new framework we would expect Athene’s total fees to be marginally lower than fees under our current framework. The true benefit of this new fee framework is the alignment provided by the tiered fee structure. Going forward, if portfolio allocations are more heavily-weighted to assets with lower alpha-generating abilities than Athene’s current portfolio, asset management fees would be expected to decline relative to today’s construct. Conversely, if a greater proportion of Athene’s portfolio is allocated to differentiated assets with higher alpha-generating abilities, our NIERs would be expected to be higher, and so would our asset management fees relative to today’s construct. We believe imposing an appropriate and consistent fee framework across the assets in Athene’s portfolio will best promote allocation decisions which are driven by the underlying attractiveness and economics of an asset or asset class.”

•	Recognition of a continued long-term strategic partnership with extended contract term

The revised investment management arrangements will have a four-year initial term commencing upon shareholder approval of certain amendments to Athene’s bye-laws in 2019, with automatic renewals for each successive two year period thereafter. The proposed extended contract term reaffirms the long-term strategic partnership between Athene and Apollo and creates greater incentives for Apollo to continue to invest in differentiated investment management capabilities from which Athene benefits significantly. These investments come in the form of additional personnel to assist with investment management and other responsibilities, as well as additional origination platforms that provide Athene with a differentiated sourcing capability for senior secured assets within its portfolio.

For further detail on the revised terms of the investment management arrangements and the proposed bye-law amendments, please refer to the related Form 8-K filed by Athene on September 20, 2018.

About Athene Holding Ltd.

Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed and fixed indexed annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Athene had total assets of $114.8 billion as of June 30, 2018. Athene’s principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.

Further information about Athene can be found at www.athene.com.

Safe Harbor for Forward-Looking Statements

This press release contains, and certain oral statements made by Athene’s representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene’s management and the management of Athene’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: the accuracy of Athene’s assumptions and estimates; Athene’s ability to maintain or improve financial strength ratings; Athene’s ability to manage Athene’s business in a highly regulated industry; regulatory changes or actions; the impact of Athene’s reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the implementation and the accuracy of Athene’s interpretation of the Tax Act, which was enacted on December 22, 2017 and made key changes to the U.S. tax law; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene’s ability to protect Athene’s intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for Athene’s operations; and other factors discussed from time to time in Athene’s filings with the SEC, including Athene’s annual report on Form 10-K for the year ended December 31, 2017, and Athene’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018, which can be found at the SEC’s website www.sec.gov.

All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Athene Holding Ltd.

Media Contact

Karen Lynn

+1 441 279 8460

+1 515 342 3910

klynn@athene.com

Investor Relations Contact

Noah Gunn

+1 441 279 8534

+1 646 768 7309

ngunn@athene.com